Exhibit T3F

METROGAS S.A.

CROSS REFERENCE SHEET

Reconciliation and tie between Trust Indenture Act of 1939, as amended,
and
(i) Indenture dated as of September 8, 1999 (the “Base Indenture”) and (ii) Supplemental Indenture dated as of [●], 2012 (the “Supplemental Indenture”)

Trust Indenture Act Section	Base Indenture Section	Supplemental Indenture Section

Section 310 (a)(1)	Section 5.8
(a)(2)	Section 5.8
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	Section 5.4, 5.9 (b)(i), 10.4 (6)

Section 311 (a)	Section 5.4
(b)	Section 1.1(2), 5.4

Section 312 (a)	Section 12.1
(b)	Section 12.1
(c)	Section 12.1

Section 313 (a)	Section 6.4, 12.2
(b)(1)	Section 6.4
(b)(2)	Section 6.4
(c)	Section 6.4, 5.12, 12.2; 12.3 (3)
(d)	Section 6.4

Section 314 (a) (1)	Section 12.3 (1)
(a)(2)	Section 12.3 (2)
(a)(3)	Section 12.3 (3)
(a)(4)		Section 4 (Section 26 (iv) of Exhibit A and Exhibit B)
(b)	N.A.
(c)(1)	Section 10.4 (9), 11.5
(c)(2)	Section 10.4 (9), 11.5
(c)(3)	Section 11.5
(d)	N.A.
(e)	Section 11.5

Section 315 (a)(1)	Section 2.5, 5.1, 5.2
(a) (2)	Section 2.5, 5.1, 5.2
(b)	Section 5.12
(c)	Section 5.1, 5.2
(d)(1)	Section 2.5, 5.1, 5.2
(d)(2)	Section 2.5, 5.1 (b), 5.2
(d)(3)	Section 2.5, 5.1 (c), 5.2
(e)	Section 5.2, 5.9 (b)(ii)

Section 316 (a)(1)(A)	Section 4.9
(a)(1)(B)	Section 4.10
(a)(2)	N.A.
(b)	Section 4.12	Section 7 (c)
(c)	Section 6.2

Section 317 (a)(1)	Section 4.3 and 4.5
(a)(2)	Section 4.3
(b)	Section 3.22

Section 318 (a)	Section 7.6 and 12.4

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Base Indenture or of the Supplemental Indenture.